UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 14, 2007

CLEARWIRE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33349	56-2408571

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4400 Carillon Point, Kirkland, WA 98033
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code (425) 216-7600
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 14, 2007, the Compensation Committee of Clearwire Corporation (the “Company”) approved new forms of agreements to be used for stock option and restricted stock unit (RSU) grants to the Company’s employees, including its named executive officers, under the Company’s 2007 Stock Compensation Plan (the “Plan”). The material terms of the form agreements are summarized below.
     Form Stock Option Agreement. The Form Stock Option Agreement (the “Option Agreement”) provides that non-qualified stock options to acquire Company Class A common stock (“Company Stock”) granted to employees under the Plan will have an exercise price equal to the fair market value of the Company Stock on the grant date, will vest annually in four equal amounts beginning on the first anniversary of the grant date and will expire ten years from the grant date. The stock options may also become exercisable in full upon the death or disability of the employees and, for executive officers, a change in control of the Company. The stock option shall immediately expire, to the extent not already exercisable, in the event an employee ceases to be employed by the Company for any reason other than death, disability and, for executive officers, a change in control. The Option Agreement is also subject to, and incorporates, the terms and provisions of the Plan, which was previously filed by the Company on January 30, 2007 as an exhibit to Amendment No. 2 to the Company’s Registration Statement on Form S-1.
     Form RSU Award Agreement. The Form RSU Award Agreement (the “RSU Agreement”) provides that RSUs granted to employees under the Plan will vest annually in four equal amounts beginning on the first anniversary of the grant date. Upon vesting, the Company shall issue to the employees the number of shares of the Company Stock that is equal to the amount of vested RSUs. The RSUs may also become fully vested and issuable for Company Stock upon the death, disability or retirement of the employees and, for executive officers, a change in control of the Company. Any unvested RSUs shall immediately be cancelled, to the extent not already vested and issued as Company Stock, in the event an employee ceases to be employed by the Company for any reason other than death, disability, retirement and, for executive officers, a change in control. The RSU Agreement is also subject to, and incorporates, the terms and provisions of the Plan, which was previously filed by the Company on January 30, 2007 as an exhibit to Amendment No. 2 to the Company’s Registration Statement on Form S-1.
     The Company will file a copy of the form agreements as exhibits to its Form 10-Q filing for the fiscal quarter ended September 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARWIRE CORPORATION
Dated: September 20, 2007
	By:	/s/ Broady R. Hodder
Broady R. Hodder
Vice President and General Counsel